UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2006

Hutchinson Technology Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-14709	41-0901840
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota		55350
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(320) 587-3797

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 18, 2006, the Board of Directors of Hutchinson Technology Incorporated elected Thomas R. VerHage to serve as a member of the Board of Directors. Mr. VerHage has served as Vice President and Chief Financial Officer of Donaldson Company, Inc., a leading worldwide provider of filtration systems and replacement parts, since March 2004. Prior to that time, Mr. VerHage was a partner for Deloitte & Touche, LLP from 2002 to 2004 and prior to that a partner for Arthur Andersen, LLP from 1987 to 2002.

The Board of Directors appointed Mr. VerHage as a member of the Audit Committee of the Board of Directors.

In accordance with Hutchinson Technology Incorporated’s Principles of Corporate Governance, R. Frederick McCoy offered his resignation from the Board of Directors because of a change in his principal employment status. The Board of Directors accepted his resignation effective April 17, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99 Press Release dated April 21, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hutchinson Technology Incorporated

April 21, 2006	By:	Richard J. Penn

Name: Richard J. Penn
Title: Senior Vice President, President of Disk Drive Components Division

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Exhibit Index

Exhibit No.	Description

99	Press Release dated April 21, 2006